EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 2006 relating to the financial statements which appears in Javelin Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading ‘Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
August 18, 2006